Exhibit 99.1

GEOKINETICS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

HOUSTON, TEXAS DECEMBER 14, 2009 - Geokinetics Inc. (NYSE AMEX: GOK) today announced that its public offering of 4,000,000 shares of Geokinetics common stock, par value $.01 per share, was priced at $9.25 per share to the public.  Geokinetics expects the delivery to occur on December 18, 2009.  In addition, the underwriters have a 30-day option to purchase up to an additional 600,000 shares of common stock to cover over-allotments, if any.

Assuming no exercise of the over-allotment option, Geokinetics expects to receive net proceeds from the offering of approximately $34.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

Geokinetics intends to use the net proceeds from this offering to fund a portion of the cash purchase price of the acquisition of the on-shore seismic and multi-client seismic library business of Petroleum Geo-Services ASA, and any remaining net proceeds for general corporate purposes, which could include the costs to mobilize Geokinetics’ seismic crews.  The completion of the common stock offering is not contingent upon the completion of the acquisition.

The joint book-running managers for the public offering are RBC Capital Markets Corporation and Raymond James & Associates, Inc.  Capital One Southcoast, Inc., Howard Weil Incorporated and Pritchard Capital Partners, LLC are co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission.  The offering of these securities may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained from:

RBC Capital Markets Corporation	Raymond James & Associates, Inc
3 World Financial Center	Attn: Equity Syndicate
200 Vesey Street, 8th Floor	880 Carillon Parkway
New York, NY 10281-8098	St. Petersburg, FL 33716
Attention: Equity Syndicate	Phone: (800) 248-8863
Phone: 212-428-6670
Fax: 212-428-6260

An electronic copy of the preliminary prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

This press release is neither an offer to sell nor the solicitation of an offer to buy the securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, business strategy, related financial performance and statements with respect to future events.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, job delays or cancellations, reductions in oil and gas prices, the continued disruption in worldwide financial markets, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Geokinetics’ reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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